Exhibit 99(a)

        Press Release, dated August 7, 1997

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            Harrington Financial Group, Inc.

NEWS RELEASE


Investor Contact:  Catherine A. Habschmidt
                   722 East Main Street
                   Richmond, Indiana 47374
                   (765) 962-8531


HARRINGTON FINANCIAL GROUP APPROVES STOCK REPURCHASE PROGRAM

RICHMOND,  INDIANA,  August  7,  1997.....Harrington  Financial Group, Inc.
(NASDAQ: HFGI), the holding company for Harrington Bank, FSB, approved today a stock repurchase program of up to 5% (162 thousand shares) of the
3.2 million shares of stock outstanding and issued. Given the adequacy of the firm's capital for its near term growth prospects, the December 1997 expiration of in-the-money options on the Company's stock, and the market price of the Company's shares, the Board of Directors agreed to initiate such a program. The shares for this repurchase program are anticipated to be purchased from time to time over the next 12 months and will be used partially to fund the Company's Employee Stock Ownership Plan for the fiscal year 1998.

Harrington Financial Group, Inc. is a $447 million thrift holding company headquartered in Richmond, Indiana, with full service facilities in Richmond, Carmel, Fishers and Noblesville, Indiana.

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